AXA EQUITABLE LIFE INSURANCE COPANY

VOTING INSTRUCTION CARD

SPECIAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON APRIL 18, 2007

The undersigned, the owner of one or more variable life insurance policies or variable annuity contracts or certificates (“Contracts”) whose account value is invested in shares of the EQ/Janus Large Cap Growth Portfolio (“Growth Portfolio”), a series of EQ Advisors Trust (“EQ Trust”), which would be acquired by the EQ/TCW Equity Portfolio (“Equity Portfolio”), also a series of EQ Trust, pursuant to the terms of the proposed Plan of Reorganization and Termination, hereby instructs AXA Equitable Life Insurance Company, an owner of the shares of EQ Trust attributable to the Contracts and, therefore, a shareholder of EQ Trust (“Shareholder”), (i) to vote as indicated on the reverse side on the specific proposal that will be considered at the Special Meeting of the Shareholders of the Growth Portfolio, or any adjournment thereof (“Meeting”), as described in EQ Trust’s Combined Proxy Statement and Prospectus dated February     , 2007 (“Proxy Statement/Prospectus”), (ii) to vote, in adjournment thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting.

This Voting Instruction Card is solicited by the Shareholder. Receipt of the Notice of Meeting, Information Statement and the Proxy Statement/Prospectus accompanying this Voting Instruction Card is acknowledged by the undersigned.

VOTE VIA THE INTERNET:
VOTE VIA THE TELEPHONE: 1-800-

CONTROL NUMBER: 999 9999 9999 999

NOTE: Please sign your name or names exactly as it appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Signature

Signature (if held jointly)

Date

PLEASE MARK, SIGN, DATE AND MAIL YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING INSTRUCTION CARD

Voting instructions executed by a Contractholder may be revoked at any time prior to the Shareholder voting the shares represented thereby by the Contractholder’s providing the Shareholder with a properly executed written revocation of such voting instructions, or by the Contractholder’s providing the Shareholder with proper later-dated voting instructions by telephone or by the Internet. Proxies executed by a Shareholder may be revoked at any time before they are exercised by a written revocation received by the Secretary of EQ Trust, by properly executing a later-dated proxy or by attending the Meeting and voting in person, by telephone or by the Internet.

This Voting Instruction Card, when properly executed, will be voted in the matter directed herein by the undersigned. Provide voting instructions with respect to only those portfolios in which you are indirectly invested.

IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSAL.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT CONTRACTHOLDERS INSTRUCT THE APPLICABLE SHAREHOLDER TO VOTE “FOR” THE FOLLOWING PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE:  ■

	FOR	AGAINST	ABSTAIN

1. Approval of the Plan of Reorganization and Termination that provides for the reorganization of the EQ/Janus Large Cap Growth Portfolio into the EQ/TCW Equity Portfolio, each a series of EQ Trust.	☐	☐	☐